EXHIBIT 23.4

Consent of PricewaterhouseCoopers LLP,

Independent Auditors

dated June 10, 2005

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment Number Three to the Registration Statement on Form S-11 of our report dated April 4, 2005, relating to the combined statement of revenue and certain expenses of DMC Properties, which appears in such Registration Statement. We also consent to the reference to us under the heading ”Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

June 10, 2005